  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 1997
                                       REGISTRATION STATEMENT NO. 333-
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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------
                                  DAOU SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)

           DELAWARE                               330284454
 (State or other jurisdiction of       (I.R.S. Employer Identification No.)
 incorporation or organization)

                                 5120 SHOREHAM PLACE
                             SAN DIEGO, CALIFORNIA  92122
                                    (619) 452-2221
     (Address and telephone number, including area code, of principal executive offices)

                                ----------------------

                           EXECUTIVE STOCK OPTION AGREEMENT
                              (Full title of the plans)

                                ----------------------

                                    DANIEL J. DAOU
                                      PRESIDENT
                                  DAOU SYSTEMS, INC.
                                 5120 SHOREHAM PLACE
                             SAN DIEGO, CALIFORNIA  92122
                                    (619) 452-2221
(Name, address and telephone number, including area code, of agent for service)

                                ----------------------

            THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY
               UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION.
                                ----------------------

                           CALCULATION OF REGISTRATION FEE

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                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
TITLE OF SECURITIES                AMOUNT TO BE        OFFERING PRICE          AGGREGATE OFFERING          AMOUNT OF
TO BE REGISTERED                  REGISTERED (1)        PER UNIT (2)             PRICE (1)(2)           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
 per share....................       140,300               $4.28                     $600,484                  $200
-----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h).   The proposed maximum
    aggregate offering price is based on the aggregate price of $600,484 which the 140,300 options currently outstanding may be exercised.

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

                                       PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         DAOU Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (i) The Registrant's Registration Statement on Form SB-2, filed with the Commission on August 5, 1997, as amended, Registration Statement No. 333-32873, under the Securities Act of 1933, as amended (the "Securities Act").

         (ii) The description of the Common Stock contained in the Registrant's Form 8-A, dated January 29, 1997 and filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for registration of the Common Stock, including any amendment or report filed for the purpose of updating such description.

        (iii) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997, filed with the Commission on April 23, 1997.

         (iv) The Registrant's Current Report on Form 8-K filed with the Commission on July 9, 1997.

          (v) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997, filed with the Commission on July 16,
              1997.

         (vi) The Registrant's Current Report on Form 8-K filed with the Commission on July 18, 1997.

        (vii) The Registrant's Current Report on Form 8-K filed with the Commission on August 11, 1997.

       (viii) The Registrant's Current Report on Form 8-K/A filed with the Commission on August 13, 1997.

         (ix) The Registrant's Current Report on Form 8-K filed with the Commission on September 29, 1997.

          (x) The Registrant's Current Report on Form 8-K filed with the Commission on October 29, 1997.

         (xi) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997, filed with the Commission on November 4, 1997.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act.

         The Registrant's Certificate of Incorporation and Bylaws provide for the indemnification of directors and officers to the fullest extent permitted by the Delaware General Corporation Law and authorize the indemnification by the Registrant of other officers, employees and other agents as set forth in the Delaware General Corporation Law. The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.
         --------

    4.1* --   Registrant's Amended and Restated Certificate of Incorporation.

    4.2* --   Registrant's Bylaws.

    4.3* --   Specimen Stock Certificate.

    5.1  --   Opinion of Baker & McKenzie.

   23.1  --   Consent of Ernst & Young LLP, independent auditors.

   23.2  --   Consent of Baker & McKenzie -- Included in Exhibit 5.1.

   24.1  --   Power of Attorney -- Reference is made to page II-4 of this
              Registration Statement.

   99.1  --   Executive Stock Option Agreement, dated November 11, 1996.

-------------------------
* Incorporated by reference from the Registrant's Form SB-2 Registration Statement. No. 333-18155, filed with the Commission on December 18, 1996, as amended.


ITEM 9.  UNDERTAKINGS.

         A.   The undersigned Registrant hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, (x) that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

              (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1996 Stock Option Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 17th day of November, 1997.

                                  DAOU SYSTEMS, INC.


                                  By:    /s/ DANIEL J. DAOU
                                       ----------------------------------
                                       Daniel J. Daou
                                       President

                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Georges J. Daou, Daniel J. Daou and Fred C. McGee, as his attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming his or her signature as it may be signed by said attorney-in-fact to any and all amendments to this Registration Statement.

    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 17, 1997.

    SIGNATURE                                         TITLE
    ---------                                         -----

    /s/ GEORGES J. DAOU                     Chief Executive Officer and
------------------------------------------  Chairman of the Board (Principal
    Georges J. Daou                         Executive Officer)


    /s/ DANIEL J. DAOU                      President and Director
------------------------------------------
    Daniel J. Daou

    /s/ FRED C. McGEE                       Senior Vice President, Chief
------------------------------------------  Financial Officer and Secretary
    Fred C. McGee                           (Principal Financial and Accounting
                                            Officer)

    /s/ DAVID W. JAHNS                      Director
------------------------------------------
    David W. Jahns

    /s/ BERNARD F. McDONAGH                 Director
------------------------------------------
    Bernard F. McDonagh

    /s/ JOHN H. MORAGNE                     Director
------------------------------------------
    John H. Moragne

                                    EXHIBIT INDEX


    4.1* --   Registrant's Amended and Restated Certificate of Incorporation.

    4.2* --   Registrant's Bylaws.

    4.3* --   Specimen Stock Certificate.

    5.1  --   Opinion of Baker & McKenzie.

   23.1  --   Consent of Ernst & Young LLP, independent auditors.

   23.2  --   Consent of Baker & McKenzie -- Included in Exhibit 5.1.

   24.1  --   Power of Attorney -- Reference is made to page II-4 of this
              Registration Statement.

   99.1  --   Executive Stock Option Agreement, dated November 11, 1996.

-----------------

* Incorporated by reference from the Registrant's Form SB-2 Registration Statement. No. 333-18155, filed with the Commission on December 18, 1996, as amended.